Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Announces Capital Management Actions to Reduce Leverage While Enhancing BVPS, EPS and ROE

Hartford, Conn., September 26, 2012 – The Phoenix Companies, Inc. (NYSE: PNX) today announced capital management actions that combine debt and share repurchases and are expected to reduce the company’s leverage while increasing book value per share (BVPS), earnings per share (EPS) and return on equity (ROE).

“As set forth in our strategy, we have been growing capital organically since the beginning of 2010.  We determined that the time is right to redeploy some of it now to enhance the company’s financial position while continuing to maintain a prudent capital cushion for adverse events and to support profitable growth,” said James D. Wehr, president and chief executive officer.

On September 21, 2012, Phoenix’s principal operating subsidiary, Phoenix Life Insurance Company, repurchased $48.3 million par amount of its outstanding 7.15% surplus notes due 2034 for aggregate consideration of $36.2 million. The repurchase is expected to reduce Phoenix’s debt-to-total-capital ratio by approximately 2.5 percentage points in the third quarter of 2012 and reduce annual interest expense by approximately $3.5 million, which will enhance EPS and ROE.

In addition, on September 20, 2012, Phoenix’s Board of Directors authorized a program to repurchase outstanding shares of common stock up to an aggregate amount of $25 million. This program is expected to commence in the fourth quarter of 2012 and may include open market purchases, accelerated stock buyback arrangements, and/or privately negotiated transactions.

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The Phoenix Companies, Inc. … 2

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. More detailed financial information can be found in Phoenix’s financial supplement for the second quarter of 2012, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS
This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, that market and other conditions may not create the appropriate environment to effect a stock repurchase program, some or all of the expected benefits of the stock repurchase program may not be realized or maintained, and our market capitalization, the stock price and the liquidity of our common stock may be negatively impacted by the stock repurchase program.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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